Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 10, 2000 relating to the financial statements and financial statement schedule, which appears in C&D Technologies, Inc.'s Annual Report on Form 10-K for the year ended January 31, 2000. We also consent to the reference to us under the heading "Interests of Named Experts and Counsel" in such Registration Statement.


/s/ PRICEWATERHOUSECOOPERS LLP
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PricewaterhouseCoopers LLP


Philadelphia, Pennsylvania
March 8, 2001